100% QUOTA SHARE REINSURANCE AGREEMENT


THIS 100% QUOTA SHARE REINSURANCE AGREEMENT (this "Agreement") is made and entered into as of the first day of January, 1997, by and among the Reinsurer specifically identified on the signature page of this
Agreement, ( Reinsurer ), STATE AND COUNTY MUTUAL FIRE INSURANCE COMPANY, an insurance company organized under the laws of the State of Texas ("Company"), VAUGHN GENERAL AGENCY, INC., a corporation organized under the laws of the State of Texas ( General Agent"), and AMERICAN HALLMARK GENERAL AGENCY, INC., a corporation organized under the laws of the State of Texas ( Program Administrator");


                          W I T N E S S E T H:


     THAT, in consideration of the mutual covenants hereinafter contained and upon the terms and conditions hereinbelow set forth, the parties hereto agree as follows:

                                PREAMBLE

     It is understood that the Company, the Reinsurer, the General Agent and the Program Administrator (hereinafter identified collectively as the "Parties") hereto wish to enter into a reinsurance arrangement through which the Company is to bear no business, credit or insurance risk whatsoever (save the risk of the Reinsurer's insolvency). The Reinsurer shall hold the Company harmless and indemnify it for these and all risks. The Program Administrator shall perform all administrative f u n ctions for the business subject hereto as provided in the Administrative Services Agreement ("Administrative Services Agreement") between the Company, the General Agent and the Program Administrator. The sole consideration provided by the Company, in exchange for the fees as agreed to, is to permit the Policies (as hereinafter defined) which are reinsured 100% under this Agreement to be issued in the name of the Company. All provisions of this Agreement shall be interpreted so as to be in accord with this Preamble.


                                ARTICLE I
                     CLASSES OF BUSINESS REINSURED

1.01 Effective as of the effective date of this Agreement, the Company obligates itself to cede to the Reinsurer, and the Reinsurer obligates itself to accept, 100% of the Company's gross liability under all p o l icies, certificates, contracts, binders, agreements or other proposals or evidences of insurance, new and renewal policies, binders, and contracts of insurance (hereinafter called "Policies") issued by and on behalf of the Company and classified by the Company, in its sole discretion, as private passenger automobile in accordance with the Texas Automobile Manual, including physical damage ( Auto Physical Damage ), liability, personal injury protection, uninsured/underinsured motorist, medical payments and miscellaneous coverages as allowed by endorsement in Texas, during the term of this Agreement, produced by or through the General Agent appointed by the Company at the request of the Reinsurer as provided in Article XXI (THE GENERAL AGENT) of this Agreement and administered by the Program Administrator.

1.02 Subject to Section 22.06 hereof, the maximum Policy limits subject to this Agreement are as follows:

          Physical Damage:              Actual Cash Value (ACV),
                                   not to exceed $40,023 per vehicle
          Bodily Injury per person:          $  20,023
          Bodily Injury per accident:        $  40,023
          Property Damage per Accident:      $  15,023
          Personal Injury Protection:        $   2,523 per person, per
                                                    accident
          Uninsured/Underinsured/B.I.:       $  20,023 per person
                                             $  40,023 per accident
          Uninsured/Underinsured/P.D.:       $  15,023 per accident

In the event of a statutory increase in limits by the State of Texas, or travel by an insured to a state with greater statutory requirements, the maximum Policy limits shall be increased to statutory limits in effect plus $23.

1.04 For purposes of this Agreement the maximum term for any Policy issued hereunder shall be twelve months.

1.05 This Agreement shall also apply to, and the Reinsurer shall reinsure, 100% coverage for personal injury protection as required under Tex. Ins. Code Ch. 5, Art. 5.06-3 or any successor statute thereto, for the classes of business specified under Section 1.01 above.

1.06 Business ceded hereunder shall include every original Policy, rewrite, renewal or extension (whether before or after termination of this Agreement) required by statute or by rule or regulation of the Texas Department of Insurance, or other authority having competent jurisdiction, of any Policy of insurance ceded hereunder.

1.07 For purposes of this Agreement the term Accident Year as used in this Agreement shall mean 12 consecutive months commencing with each January 1.

                               ARTICLE II
                               EXCLUSIONS

The following risks, perils and classes of business are specifically excluded:

If the General Agent binds or issues any business excluded, the Company shall notify the Reinsurer promptly upon actual knowledge of such business being bound or issued. The Reinsurer shall provide coverage for any such risk bound until canceled by the Company at any Reinsurer s request.

(a)  All  business  not specifically described as business covered under
Section 1.01 of this Agreement.

(b)  Garagekeepers legal liability.

(c)  Vendors single interest.

(d)  Vehicles principally used as ambulances, fire and police units.

(e)  Commercial vehicles rated as such, and all automobile fleets.

(f)  Mobile homes.

(g)  Automobile dealers.

(h) Loss or damage caused by or resulting from war, invasion, hostilities, acts of foreign enemies, civil war, insurrection, military or usurped power, martial law or confiscation by order of any governmental or public authority, but not excluding loss or damage which would be covered under a Policy or standard form containing a standard war exclusion clause.
(i)  Business  excluded  by  the  attached  Nuclear
Exclusion Clauses - Liability - Reinsurance - U.S.A., No. 08-31.1 and Canada, No. 08-32.1 and Physical Damage - Reinsurance - U.S.A., 08-33 and Canada, No. 08-34.2.

(j)  Reinsurance issued for the account of other insurance companies.

(k)  Vehicles used in racing or speed events.

(l)  Taxis, limos, buses, livery.

(m)  Pools,  Association,  Syndicates  and  Insolvency  Funds    per the
attached Pools, Associations, Syndicates and Insolvency Funds Exclusion Clause 08-04.3.

                               ARTICLE III
                        COMMENCEMENT OF LIABILITY

     The liability of the Reinsurer shall commence obligatorily and simultaneously with that of the Company as soon as the Company becomes liable, and the premium on account of such liability shall be credited to the Reinsurer from the original date of the Company's liability.


                               ARTICLE IV
                  REINSURANCE FOLLOWS PRIMARY POLICIES

     All reinsurance for which the Reinsurer shall be liable, by virtue of this Agreement, shall be subject, in all respects, to the same rates, terms, conditions, interpretations, waivers, the exact proportion of premiums paid to the Company without any deduction for brokerage, and to the same modifications, alterations and cancellations, as the respective insurance of the Company to which such reinsurance relates, the true intent of this Agreement being that the Reinsurer shall, in every case to which this Agreement applies and in the proportion specified herein, follow the fortunes of the Company.


                                ARTICLE V
                      COMMENCEMENT AND TERMINATION

5.01 The  effective  date  of  this  Agreement is at 12:01 a.m., Central
Standard Time, on January 1, 1997, as respects losses arising out of occurrences commencing under Policies written or renewed on or after such date at the offices of the Company. This Agreement shall remain continuously in force until terminated according to the provisions set forth herein.

     5.02 This Agreement may be terminated as follows:

(a) By any Party hereto, as of 12:01 a.m., Central Standard Time, June 30, 1997 or any June 30 or January 1 thereafter, by providing at least ninety (90) days written notice to the other Parties, such notice to be sent by certified mail, return receipt requested, postage prepaid;

(b)  Immediately by mutual consent of the Company and Reinsurer;

(c) Immediately upon written notice by the Reinsurer or the Company in the event of the cancellation or non-renewal of the General Agent's license by the Texas Department of Insurance;

(d) By the Reinsurer after thirty (30) days written notice to the General Agent and the Company of the General Agent's failure to pay to the Reinsurer all payments of premiums due hereunder, provided, however, that in the event such payment is received by the Reinsurer prior to the date of cancellation stated in the Reinsurer's written notice this Agreement shall not be so terminated and said written notice shall be of no further force or effect. If the Reinsurer receives such late premium within a ten (10) day period following receipt of such notice, the Reinsurer shall inform the Company and the General Agent of such receipt as soon as the premium is received and the termination of the Agreement for reason of default shall be rescinded;

(e) Immediately, upon written notice by the Company, if the Reinsurer or General Agent is found to be insolvent by a State Insurance
Department or court of competent jurisdiction, or is placed in supervision, conservation, rehabilitation, or liquidation, or has a receiver or supervisor appointed. By the Reinsurer, upon thirty (30) days written notice, if the Company or General Agent is found to be insolvent by a State Insurance Department or court of competent jurisdiction, or is placed in supervision, conservation, rehabilitation or liquidation, or has a receiver or supervisor appointed;

(f) By the Company immediately and automatically without prior written notice should the Texas Department of Insurance require cancellation or disallow credit for this reinsurance;

(g) After thirty (30) days written notice by any party in the event that the Company, the Reinsurer or the General Agent amalgamates with or passes under the control of any other company or corporation or changes a majority of its officers or board of directors during the term of this Agreement;

(h) Immediately, upon written notice by the Reinsurer or the Company, if American Hallmark General Agency, Inc. is replaced or is otherwise no longer serving as the sole Program Administrator.

     (i)  As provided in Section 28.14 of this Agreement.

5.03 W h en this Agreement terminates for any reason, reinsurance hereunder shall continue to apply to the business in force at the time and date of termination until expiration or cancellation of such business. It is understood that any Policies with effective dates prior to the termination date but issued after the termination date are covered under this Agreement. Additionally, the reinsurance hereunder shall continue to apply as to Policies which must be issued or renewed, as a matter of state law or regulation or because a producing agent has not been timely canceled, until the expiration dates on said Policies. The General Agent agrees that, notwithstanding anything to the contrary, its appointment by the Company to produce business terminates when this Agreement terminates unless the General Agent's authority has been terminated earlier; except that the Company shall provide the General Agent with the limited agency authority needed to service the run-off of the business, e.g., issue, cancel, offer renewal where required by law.

5.04 Upon termination of this Agreement, the Company, Reinsurer and General Agent shall not be relieved of or released from any obligation created by or under this Agreement in relation to payment, expenses, reports, accounting or handling, which relate to insurance business reinsured under this Agreement. The Parties hereto expressly covenant and agree that they will cooperate with each other in the handling of all such run-off insurance business until all Policies have expired either by cancellation or by terms of such Policies and all outstanding losses and loss adjustment expenses have been settled. While by law and regulation, the Company recognizes its primary obligations to its Policyholders, the Reinsurer and General Agent recognize that to the extent possible there shall be no cost to or involvement by the Company in servicing this run-off. Upon termination of this Agreement, the General Agent shall service the run-off of the business, and its duties for such run-off shall include, but not be limited to, handling all claims, and handling and servicing all Policies through their natural expiration, together with any Policy renewals, required to be made by provisions of applicable law, whether or not the effective date of such renewal is subsequent to the effective date of cancellation of this Agreement. All costs and expenses associated with the handling of such run-off business following the cancellation or termination of this Agreement shall be borne solely by the General Agent; however, the Reinsurer shall be ultimately responsible for the run-off and shall pay any such costs and/or expenses if the General Agent does not for any reason pay or cause to be paid such costs and expenses. If for any reason the General Agent fails or is unable to service any such run-off business (or any business while the Agreement is still in effect), including the payment of claims, then consistent with this Agreement, the Reinsurer's obligation with respect to such run-off business shall continue and the Reinsurer shall appoint a successor to the General Agent, subject to the approval of the Company, to administer and otherwise handle the run-off as provided herein at the Reinsurer s expense. Such successor shall perform all of the duties and obligations of the General Agent with respect to servicing such run-off business, including the payment of claims. In addition, the Company in its sole discretion may terminate the authority of the General Agent or a successor thereto to handle such run-off business and the Reinsurer shall then appoint a successor to the General Agent, subject to the approval of the Company, at no cost to the Company.

5.05 In the event this Agreement is terminated, the Reinsurer shall remain liable to and shall, immediately upon request, reimburse the Company for any assessment made upon the Company by the Commissioner of Insurance of the State of Texas under Article 21.28-C (Texas Property and Casualty Insurance Guaranty Act) of the Texas Insurance Code, which applies to the risks reinsured hereunder to the effective date of termination. The Company shall likewise remain liable for, and account to the Reinsurer for any recovery of such assessment under Section 7 or 9 of said Article, or any credit allowed to it against its premium tax pursuant to Section 15 thereof, applicable to the risks reinsured hereunder.

5.06 This Agreement provides for termination on a run-off basis. The relevant provisions of the Agreement shall apply to the business being run-off. It is also expressly agreed that the terms, conditions and obligations of the Preamble and Article IV, Sections 5.03, 5.04, 5.05 and 5.06, Articles X, XI, XII, XIII, XV, XVI, XVII, XVIII, XX, XXI, XXII, XXIII, XXIV, XXV and Section 28.14 shall survive the termination of this Agreement.

5.07 Upon termination, the Company, at its option, may elect to terminate the Reinsurer s liability for all losses occurring subsequent to termination. The Reinsurer will return to the Company a portfolio r e p resenting the unearned premium reserve under this Agreement appropriate to the mode of termination.

                               ARTICLE VI
                                TERRITORY

     This Agreement will cover wherever the Company s Policies cover.

                               ARTICLE VII
                                CURRENCY

     The currency to be used for all purposes of this Agreement shall be United States of America currency.

                              ARTICLE VIII
                         RIGHTS OF THIRD PARTIES

     Nothing herein shall in any manner create any obligations, establish any rights or create any direct right of action against the Reinsurer in favor of any third party, or other person not party to this Agreement; or create any privity of contract between the Policyholders and the Reinsurer.


                               ARTICLE IX
                           RETENTION AND LIMIT

     The Company shall cede and the Reinsurer shall accept 100% of the Company's gross liability on each risk.


                                ARTICLE X
                        CEDING FEE TO THE COMPANY

10.01 The Reinsurer shall pay to the Company, or the General Agent shall pay to the Company on behalf of the Reinsurer, a fee within forty-five (45) days following the end of each month to the Company's designated agent, (T.B.A. Insurance, Inc. (TBA)), as an allowance for the ceding fee, 3% of Net Collected Premiums, plus the amount of state premium taxes as provided in the Article XIII and the cost to the Company of audits performed as provided in the General Agency Agreement. For purposes of calculating premium taxes due and the ceding fee allowed the Company, Net Premiums and Net Collected Premiums will include 100% of Policy fees. Should any additional premium tax be assessed at any time on written premium reinsured hereunder, the General Agent shall pay the Company such additional premium tax within (fifteen) 15 days of being informed by the Company of such additional premium tax. The Parties acknowledge that at the effective date of this Agreement, the Texas Department of Insurance (or other state agency responsible for collecting premium taxes) requires the payment of estimated premium taxes in advance on a semi-annual basis. The General Agent shall, therefore, pay to the Company within five days prior to the due date of any such estimated premium tax payment, the amount that would be due based upon the business produced hereunder.


10.02 The Reinsurer hereby guarantees that the Company will receive the ceding fee provided hereunder irrespective of any events, losses or developments for the term of this Agreement. Such payment is not dependent upon the performance of the General Agent, underwriting experience, loss experience, whether premium is collected or not, or any other event foreseen or unforeseen by the parties at the inception of this Agreement.

                               ARTICLE XI
                   PREMIUMS, COMMISSIONS AND PAYMENTS

11.01 In consideration of the acceptance by the Reinsurer of one hundred percent (100%) of the Company's liability on insurance business reinsured hereunder, the Reinsurer is entitled to one hundred percent (100%) of the Net Collected Premiums (as hereinafter defined) received by the General Agent or the Reinsurer on Policies reinsured hereunder less the provisional ceding commission as detailed herein. For the purposes of determining amounts payable to the General Agent hereunder, "Net Collected Premiums" shall mean the actual gross premiums charged on all original and renewal Policies written on behalf of the Company, plus 50% of Policy fees, less return premiums and received by the Program Administrator by the end of each month. Net Premiums shall mean the actual gross premiums charged on all original and renewal Policies written on behalf of the Company, plus 50% of Policy fee, less return premiums.

(a) The Reinsurer shall allow the General Agent a provisional ceding commission of 25% of Net Collected Premiums.

(b) The provisional commission allowed the General Agent as detailed above shall be adjusted periodically in accordance with the provisions set forth in ARTICLE XII - COMMISSION ADJUSTMENT.

11.02 It is expressly agreed that the ceding commission allowed the General Agent by the Reinsurer includes provision for premium taxes and any cost for audits of the General Agent as provided in the General Agency Agreement. The Reinsurer shall allow the General Agent the ceding commission as full compensation for all services rendered and in full reimbursement for all expenditures made by the General Agent. The General Agent shall not be required to return, as commission or return commission, monies greater than the total commission paid or otherwise payable to the General Agent.

11.03 In the event the Company or the Reinsurer, during the continuance of this Agreement or after its termination, refunds premiums under any Policy of insurance by reasons of cancellation or otherwise, the General Agent shall immediately return to the Reinsurer the commission previously received by it on the portion of the premium refunded.

11.04 The General Agent shall not seek to recover from the Company any commissions due, and the Reinsurer shall not seek to recover from the Company any return commissions due.

11.05 The General Agent shall pay to the Reinsurer the positive balance, if any, no later than forty-five (45) days following the end of the month during which the business was written, Net Premiums ceded hereunder, less the provisional ceding commission as provided herein, and less loss adjustment expenses and loss payments. Should such balance be a negative amount, the Reinsurer will promptly pay the General Agent upon receipt and verification of the amount due as reported by the General Agent.

                               ARTICLE XII
                          COMMISSION ADJUSTMENT

12.01(a)The final ceding commission shall be determined by the
     loss  experience  under  this  Agreement.    The General Agent will
calculate an adjusted ceding commission for each Underwriting Year w i thin 60 days following 24 months from the inception of the Underwriting Year based on premiums earned and losses incurred. The provisional ceding commission will be adjusted between the General Agent and the Reinsurer as appropriate. Adjustments for each Underwriting Year will continue to be made annually until all losses ascribed to the Underwriting Year have been paid or closed, at which time the ceding commission will become final.

     (b) Premium earned for the Underwriting Year shall mean all Net Premiums ceded to this Agreement and ascribed to the Underwriting Year less the unearned premium reserve at the time of the adjustment, if any.

     (c) Losses incurred for the Underwriting Year shall mean the loss and loss expense paid by the Reinsurer (less salvages and recoveries received) on losses ascribed to the Underwriting Year, plus loss and loss expense reserves outstanding on losses ascribed to the Underwriting Year, and plus or minus any credit or debit carryforward as provided in this Article.

12.02(a) Should the ratio of losses incurred to premium earned be 73.0% or higher, then the adjusted ceding commission shall be 23.0%.

     (b) Should the ratio of losses incurred to premium earned be less than 73.0%, then the adjusted commission shall be determined by adding one-percent (1.0%) to the ceding commission for each one percent reduction of loss ratio subject to ceding commission of 25% at a loss ratio of 71.0%. Should the ratio of losses incurred to premium earned be less than 71.0%, then the ceding commission shall be further adjusted by adding seven-tenths of a percent (.70%) to the ceding commission for each one percent reduction in the loss ratio below 71.0%, subject to a maximum ceding commission of 32.0% at a loss ratio of 61.0% or less.

     (c) Should the ratio of losses incurred to premium earned be greater than 73.0% or less than 61.0% the difference between the actual loss ratio and 73.0% or 61.0%, as the case may be, will be multiplied by the earned premium for the Underwriting Year and carried forward as a debit or credit to the ensuing Underwriting Year calculation.

12.05(a) Upon termination, any period of less than 12 months from inception shall be considered as an Underwriting Year for purposes of this Article; any period of less than 12 months from anniversary will be considered as part of the preceding Underwriting Year.

     (b) Should this Agreement be terminated on a runoff basis wherein the Reinsurer is liable for losses occurring after the date of termination, then such runoff period shall be considered as part of the last Underwriting Year.

     (c) The General Agent shall not seek to recover from the Company any commissions due, and the Reinsurer shall not seek to recover from the Company any return commissions due. No funds are due the General Agent from the Company.

     (d) From any commission, whether provisional or adjusted as herein p r o vided, shall be subtracted all ceding fees, premium taxes, assessments, penalties, or fines paid or payable by the Reinsurer or for which the Reinsurer is liable hereunder.


                              ARTICLE XIII
      ASSIGNMENTS, ASSESSMENTS, PREMIUM TAXES, FINES AND PENALTIES

13.01 This Agreement shall apply to risks assigned to the Company under any Assigned Risk Plan if, in the sole discretion of the Company, such risks were assigned to the Company because of the business written and reinsured hereunder.

13.02 This Agreement shall apply to and the General Agent or the Reinsurer shall immediately reimburse the Company 100%, as a result of policies reinsured hereunder, for any assessments made against the Company pursuant to those laws and regulations creating obligatory funds (including, but not limited to, insurance guaranty and insolvency funds), pools, joint underwriting associations, FAIR plans and similar plans, or any assessments made pursuant to the provisions of Article 21.28-C (Texas Property and Insurance Guaranty Act) of the Texas Insurance Code, or successor statute thereto. Amounts owed by the Reinsurer under this Article shall be payable directly by the Reinsurer to the Company. The Reinsurer shall be entitled to receive from the Company on or prior to the 31st day of March of each year thereafter (or such date on which such premium taxes are paid) a sum equal to the premium tax credit that is allowed to the Company with respect to such assessments. The premium tax credit allowed the Reinsurer hereunder is to be on a pro rata and first-in, first-out basis. The Company shall promptly return to the Reinsurer any amount of assessment refunded to or credited to the Company pursuant to the provisions of Article 21.28-C of the Texas Insurance Code.

13.03 The Reinsurer shall also pay promptly and directly to the Company any fines, penalties, and/or any other charge incurred by the Company as respects the business reinsured hereunder arising out of actions or inactions of the General Agent, unless such fines, penalties and/or any other charge was a direct result of any actual fraud or violation of criminal law by the Company, which has been finally determined by a court of competent jurisdiction after the exhaustion of all appeals.


                               ARTICLE XIV
                          ACCOUNTS AND REPORTS

14.01 Within 30 days following the end of each month, the General Agent shall furnish the Company and the Reinsurer a net account, segregated by Underwriting Year showing:

1. Net Collected Premiums accounted for during the month on a non-installment premium basis; plus,

2. Down payments and the portion of installment premiums billed during the month; less,

3. Ceding commission due the Company as provided in this Agreement and applied to item Nos. 1 & 2 above; less,

4. Loss and loss adjustment expense as defined in the Loss and Loss Adjustment Expense Article; plus,

5.   Salvage and subrogation.

     6.   Commission due the General Agent.

     The account will also bear notation of outstanding loss reserve at the end of the month, unearned premium reserve at the end of the month and Net Premiums accounted for during the month on an installment premium basis.

     If the balance is due the Company, the Reinsurer will remit any balance due seven (7) days after its receipt and verification of the Company s report.

14.03 Periodically upon request the General Agent will provide statistical or other data as may be requested from time to time by regulatory authorities, with data segregated by major classes.

14.04 In order to facilitate the handling of the business reinsured under this Agreement, the General Agent agrees to furnish the Company with any additional reports necessary to provide the information needed by the Company to prepare its monthly, quarterly and annual statements to regulatory authorities.

                               ARTICLE XV
                    LOSS AND LOSS ADJUSTMENT EXPENSE

15.01 All loss settlements made by the Company or the General Agent under the terms of this Agreement whether under strict Policy conditions or by way of compromise, shall be unconditionally binding upon the Reinsurer in proportion to its participation. The Reinsurer shall assume 100% of the risks covered by this Agreement and shall be liable for and pay to the Company 100% of all losses incurred in connection with the risks covered by this Agreement including, but not limited to, judgments and settlements and all interest on said judgments. The Reinsurer shall also pay to the Company, or to the Program Administrator on behalf of the Company, an amount equal to 7% of ceded earned premium to cover loss adjustment expenses, except that the Reinsurer shall pay to the Company, or to the Program Administrator on behalf of the Company, 100% of the following:
 1.  Legal Fees;
      2. Court reporter fees, unless used by an adjuster in the investigation of claims;
 3.  Court costs;
 4.  Expert witness fees;
 5.  Expert testimony fees;
 6. Commercial photographs requested by an attorney and will include photographs taken by the adjuster or commercial photographs requested by the adjuster while investigating the claim;
 7. Court maps or any diagram drawn to scale by a professional map maker;
 8.  Fees for medical examinations and reports;
 9.  Private detectives or investigators  fees; and
10.  Medical audits.

11.Appraisal fees. However, it is understood that the cost for the first 25 appraisal fees emanating from a single occurrence are included in the 7% expense allowance referenced above.

The Reinsurer shall also pay 100% of costs, expenses and fees resulting from a declaratory judgment or injunctive action brought by an insured or other person. The Reinsurer shall, on the other hand, be credited with 100% of any amount received by the Company as salvage or recovery.

15.02 The Reinsurer s share of losses, expense and loss recovery shall be carried into the monthly accounting for which provision is hereinbefore made. When, as a result of any one loss or other casualty covered by Policies of the Company, the total amount of such loss shall be due from the Reinsurer, the Reinsurer upon demand by the Company shall remit forthwith to the Company.

15.03 The Company will promptly notify the Reinsurer or the General Agent of any claim, suit or action brought against the Company under any of the Policies when actually notified of a claim, suit or action against the Company, and will promptly furnish to the Reinsurer or the General Agent all summons, citations, complaints, petitions, counterclaims and other pleadings and legal instruments served upon the Company in connection therewith. The Company hereby further empowers the Reinsurer to dispose of any salvage received as the result of any loss settlement hereunder, and to enforce any right of the Company against any person or organization for damages or equitable relief for any loss under any of the Policies, employing legal counsel where necessary, and all sums received as a result thereof will be treated as current loss recoveries by the Company and Reinsurer. The Company further agrees to furnish the Reinsurer, on request, any and all legal instruments necessary to implement the foregoing authorizations. Upon request, the Reinsurer shall furnish to the Company any or all documents and correspondence relating to the subject matter hereof.

15.04 All records pertaining to claims arising under insurance Policies issued on behalf of the Company through or by the General Agent subject to this Agreement, shall be deemed to be jointly owned records of the Company and the Reinsurer, and shall be made available to the Company or the Reinsurer or their respective representatives or any duly appointed examiner for any State within the United States; and these records shall be kept in the State of Texas. Notwithstanding the foregoing, the Reinsurer is authorized to maintain duplicate working files of all such records outside the State of Texas. The Company, the Reinsurer and the General Agent agree that they will not destroy any such records in their possession without the prior written approval of the others, except that the Company shall not be required to retain files longer than required by the guidelines set by the Texas Department of Insurance.

15.05 The Reinsurer shall, or shall cause the General Agent to establish a separate claim register or method of recording claims arising under the Policies covered by this Agreement so that all claims may be segregated and identified separate and apart from other records of the Reinsurer or General Agent, with such claims register to identify each claim on an individual case basis both as to identify the insured(s) and the claimant and the reserve for loss and adjusting expense. Such claim register shall be kept in a form whereby the Company can, at any time, determine the status of any claim arising under

Policies covered by this Agreement. Such records shall reflect the amount of reserves established for the individual claim and the date when such reserve was established, and if closed, whether such claim was closed with or without payment, and if with payment, the amount paid thereon.

15.06 The General Agent will advise the Reinsurer by separate report, regardless of any question of liability or coverage, any claim involving the following:

     (a)  Fatalities.

     (b)  Bodily injuries involving:

          (i)  Brain stem, quadriplegic, paraplegic or severe paralysis;
          (ii) Serious burns;
          (iii)     Amputations of major limbs;
          (iv) Serious impairment of vision.

   (c) Potential coverage disputes or bad faith situations which may give rise to a payment for excess of Policy limits or extra contractual obligations.

   (d) Any claims that do not fall within these categories, but have a potential of significant liability to the Reinsurer.


                               ARTICLE XVI
                   LOSS IN EXCESS OF POLICY LIMITS/ECO

16.01 In the event the Company pays or is held liable to pay an amount of loss in excess of its Policy limit, but otherwise within the terms of its Policy (hereinafter called "loss in excess of Policy limits") or any punitive, exemplary, compensatory or consequential damages other than loss in excess of Policy limits (hereinafter called "extra contractual obligations") in relation to handling a claim reinsured hereunder or anything else related to the business reinsured hereunder, 100% of the loss in excess of Policy limits and/or 100% of the extra contractual obligations shall be added to the Company's loss, if any, under the Policy involved, and the sum thereof shall be reinsured 100% under this Agreement.

16.02 An extra contractual obligation shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the Policy.

16.03 Notwithstanding anything stated herein, this Agreement shall not apply to any loss incurred by the Company as a result of any actual fraud and/or violation of a criminal law which has been finally determined by a court of competent jurisdiction after the exhaustion of any appeals by an officer or director of the Company acting individually or collectively in collusion with any individual, corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

                              ARTICLE XVII
                          ERRORS AND OMISSIONS

     The Company shall not be prejudiced, in any way, by any omission through clerical error, accident or oversight to cede to the Reinsurer any reinsurance rightly falling under the terms of this Agreement, or by erroneous cancellation, either partial or total, of any cession, or by omission to report, or by erroneously reporting any losses, or by any other error or omission, but any such error or omission shall be corrected immediately upon discovery.

                              ARTICLE XVIII
                            ACCESS TO RECORDS

     The Reinsurer or its duly appointed representatives shall have free access at any and all reasonable times to such books and records of the Company or General Agent, its departmental or branch offices, as shall reflect premium and loss transactions of the Company and/or the business produced hereunder, for the purpose of obtaining any and all information concerning this Agreement or the subject matter thereof. Likewise, the Company or its duly appointed representatives shall have free access at any and all reasonable times to such books and records of the Reinsurer and/or General Agent, its departmental or branch offices as shall reflect premium and loss transactions of the Company and/or the business produced hereunder, for the purpose of obtaining any and all information concerning this Agreement or the subject matter hereof.


                               ARTICLE XIX
               REINSURER OR GENERAL AGENT SALE OR TRANSFER

     The Reinsurer or the General Agent agree to give the Company or its designated agent, 90 days advance written notice of any sale or transfer of such party's business, or such party's consolidation with a successor firm, in order that the Company may, in its sole discretion:

(a)  Assign this Agreement to the successor; or

(b)  Enter into a new reinsurance agreement with the successor; or

(c) Terminate this Agreement as provided in Section 5.02(g) of this Agreement.


                               ARTICLE XX
                               INSOLVENCY

20.01 In the event of insolvency of the Company, this reinsurance shall be payable directly to the Company or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claims.

20.02 I t is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the Policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within thirty (30) days after such claim is filed in the insolvency, conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claims and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

20.03 Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Company.

20.04 It is further understood and agreed that, in the event of the insolvency of the Company, the reinsurance under this Agreement shall be payable directly by the Reinsurer to the Company or to its liquidator, receiver or statutory successor, except (i) as provided by applicable law, (ii) where the Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company and (iii) where the Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligation of the Company to such payees.


                               ARTICLE XXI
                            THE GENERAL AGENT

21.01 The Company, the Reinsurer and the General Agent have entered into a General Agency Agreement effective January 1, 1997 (the General Agency Agreement ), a complete copy of which is attached hereto as Exhibit A and fully incorporated herein by this reference. The Reinsurer has selected the General Agent to administer the business reinsured hereunder. While for regulatory purposes, the General Agent will need to be appointed as the Company's agent, it is recognized that the General Agent is acting on behalf of the Reinsurer. The Company is making no evaluation of the General Agent's qualification and has no obligation to audit or oversee the General Agent or furnish reports or statistics to the Reinsurer. The Company shall file with the State all reports requested by the State based upon information received from the General Agent.

21.02 The Company will, at the request of the General Agent and the Reinsurer, appoint producing agents to produce business through the General Agent. The Company, in its sole discretion, may refuse to appoint any such agent; provided, however, that such appointment shall not be unreasonably withheld. The General Agent will not establish any sub-general agencies or any agencies with the authority of a general agency. The Reinsurer shall hold the Company harmless from and indemnify it for any damage, liability, claim, expense, cost or fees (including attorneys fees and expenses) of whatever kind or character caused directly or indirectly by any action of or failure to act, by any such producing agent.

21.03 The General Agent shall be responsible for the control of the producing agents appointed by the Company at the request of and on behalf of the Reinsurer, including compliance with state licensing laws and the financial condition of such agents.

21.04 The Reinsurer shall guarantee payment to the Company of any amounts due the Company (or the Company s designated agent, TBA) from business produced by and/or policies issued by or through the producing agents appointed by the Company at the request of and on behalf of the General Agent and the Reinsurer. The Reinsurer and the General Agent shall be solely responsible for notifying such agents of this Agreement and of any termination thereof, and the Reinsurer shall be responsible for the consequences of any failure to provide such notification.

21.05 The General Agent shall not sue, or seek arbitration, against the Company for any acts of the Reinsurer and shall indemnify and hold the Company harmless from and against any damages, liabilities and expenses incurred by reason of the Reinsurer s acts or failure to act.

21.06 The Company shall conduct or have conducted the examinations of the General Agent as provided in Section 5.13 of the General Agency Agreement. The examinations provided for herein shall be at no cost to the Company, and the Reinsurer shall indemnify and hold the Company completely harmless as respects any liability, damage, charge, cost, f i ne, or penalty, the Company may incur as a result of such examinations.


                              ARTICLE XXII
                        HOLD HARMLESS PROVISIONS

22.01 In consideration of these presents and the reciprocal benefits derived by the Company and the Reinsurer hereunder, the Reinsurer hereby holds the Company harmless from, and assumes all liability for, every claim, demand, liability, loss, damage, cost, charge, attorneys fees, expense of suit, order, judgment and adjudication of whatever kind or character incurred by the Company in connection with this Agreement or any contract or transaction related thereto, including but not limited to all costs and fees incurred by the Company in asserting its rights hereunder, in connection with or with respect to this Agreement. The Reinsurer s obligations hereto relate to, but are not limited to the following: all liability for agents balances, return premiums and commissions; deceptive trade practice liability; premiums, 100% of Policy fees, premium taxes or other charges (whether collected or not); all actions or inactions by the intermediary identified in Article XXVI, all actions or inactions by the General Agent or its sub-agents relating to this Agreement, the General Agency Agreement between the Company and the General Agent and any agreement with a premium finance company, all a c t i o ns or inactions of the Program Administrator under the Administrative Services Agreement, and all fees owing to the General Agent under this and the aforementioned related agreements.

Notwithstanding anything to the contrary, this provision shall not apply to:

     (a) fraud, dishonesty, theft or collusion on part of any director, officer or employee of the Company or,

     (b)  Policies not reinsured hereunder, or

     (c) the Company's failure to perform its duties and obligations under this
           Agreement due to the Company's willful misconduct.

22.02 In the event any provision, term and/or condition of this Agreement is inconsistent with the provisions, terms and/or conditions of Section 22.01 above, the provisions, terms and/or conditions of said
Section 22.01 shall control over and supersede such inconsistent provisions, terms and/or conditions.

22.03 The Company shall not be liable to the Reinsurer for premiums unless the Company itself has actually received those premiums and wrongfully not remitted them to the Reinsurer. The Reinsurer may not offset any balances on account of losses, loss adjustment expenses or any other amounts due except as to premiums actually received by the Company itself (as distinct from premiums not collected, or premiums collected by the General Agent, or premium placed in the premium trust account pursuant to the General Agency Agreement) which have wrongfully not been transmitted to the Reinsurer.

22.04 If for any reason the General Agent fails or is unable to administer the Policies reinsured hereunder (whether the Agreement is still in effect or the business is being run-off), the Reinsurer shall appoint a party (acceptable and approved by the Company) to administer the business and the Reinsurer shall be responsible for 100% of the cost of said administration. If return premiums or other funds need to be returned to premium finance companies, Policyholders or sub-agents, the Reinsurer shall pay these amounts if the General Agent does not.

22.05 The Reinsurer shall not sue, or seek arbitration, against the Company for any acts of the General Agent for any monies which the General Agent owes unless the Company has actually received those monies and has wrongfully not remitted them to the Reinsurer; and the Reinsurer shall indemnify the Company for any damages, liabilities and expenses incurred by reason of the General Agent's acts or failure to act. The Company is not responsible for any commissions or other monies payable to the General Agent in connection with this Agreement and the General Agent shall not sue, or seek arbitration against, the Company for any actions by, or debts owing from, the Reinsurer. The Reinsurer shall not seek to recover from, or offset against, the Company any sums, whether premiums or other monies, which the General Agent was unable or unwilling to remit to the Company or the Reinsurer.

22.06 In the event the Reinsurer, or any agent appointed pursuant to this Agreement, binds the Company for insurance coverage on insurance risks which are in excess of the policy limits set forth in Article I, and/or are not within the terms of business specified in Article I, and/or are not within the territory specified in Article I, and/or are not excluded under Article II, whether intentional or not, the Reinsurer and General Agency will do such things and take such actions as may be necessary to reduce the Company's exposure to such risks and to hold the Company harmless against any liability or loss which may be incurred by the Company in excess hereof. At the Company s request, the General Agent in accordance with applicable law, and policy terms, shall cancel or not renew any risk bound which is not in conformance with this Agreement. Any such insurance coverage on insurance risks bound contrary to the limitations which are in excess of the policy limits set forth in Article I, and/or are not within the classes of business specified in Article I, and/or are not within the territory specified win Article I, and or are excluded under Article II, whether intentional or not, shall be 100% reinsured and subject to this Agreement.


                              ARTICLE XXIII
                           REGULATORY MATTERS

23.01 It is the Parties' understanding that the Texas Department of Insurance views premiums which are over 90 days due (aged by item and effective date) to the Company as non-admitted assets. In confirmation of the liabilities assumed by the Reinsurer under this Agreement, the Reinsurer hereby assumes 100% of all liability and responsibility for all premiums in the course of collection. It is expressly agreed and understood that the Company's liability to the Reinsurer shall be only for any premium actually collected by the Company and wrongfully not transmitted to the Reinsurer.

23.02 The Reinsurer shall agree, at no cost to the Company, to take those actions (including, but not limited to, modifications in how funds are handled and how accounts are cleared and settled) and agree to those arrangements necessary to ensure that the Company suffers no adverse impact because of this reinsurance program and is in compliance with the laws of the State of Texas and regulations promulgated by any g o v ernmental entity thereof, including the Texas Department of Insurance, in so far as this reinsurance program is concerned.


                              ARTICLE XXIV
                LOSS AND UNEARNED PREMIUM RESERVE FUNDING

     In the event that either (i) the Texas Department of Insurance or other state insurance department having jurisdiction over the Company's loss reserves and unearned premium reserves requires cancellation or disallows credit for this reinsurance or (ii) the Reinsurer s A.M. Best rating at any time is lower than A-, the Reinsurer will immediately secure its obligations under this Agreement via a security fund agreement to be executed by the Reinsurer and the Company, which security fund agreement shall be in form and content acceptable to the Company.


                               ARTICLE XXV
                               ARBITRATION

25.01 As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising between the Company and the Reinsurer with respect to this Agreement, or with respect to these Parties' obligations hereunder, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration.

25.02 One arbiter (an "Arbiter") shall be chosen by the Company and one Arbiter shall be chosen by the Reinsurer and an umpire (an "Umpire") shall be chosen by the Arbiters, all of whom shall be active or retired disinterested executive officers of property and casualty insurance or reinsurance companies.

25.03 In the event that a party fails to choose an Arbiter within thirty (30) days following a written request by either party to the other to name an Arbiter, the party who has chosen its Arbiter may choose the unchosen Arbiter. Thereafter, the Arbiters shall choose an Umpire before entering upon arbitration. If the Arbiters fail to agree upon the selection for the Umpire within thirty (30) days following their appointment, each Arbiter shall name three nominees, of whom the other shall decline two, and the decision shall be made by drawing lots.

25.04 Each party shall present its case to the Arbiters and Umpire within a reasonable amount of time after selection of the Umpire, unless the period is extended by the Arbiters and the Umpire in writing and/or at a hearing in Dallas, Texas. The Arbiters and Umpire shall consider this Agreement as an honorable engagement, as well as a legal obligation, and they are relieved of all judicial formalities and may abstain from following the strict rules of law regarding entering of evidence. The decision in writing by a majority of the Arbiters and Umpire when filed with the Parties shall be final and binding on the parties. Judgment upon the final decision of the Arbiters and Umpire may be entered in any court of competent jurisdiction.

25.05 In the event of a dispute between the Company and the Reinsurer concerning this Agreement and the General Agency Agreement (regardless of whether either party has claims against the General Agent), the entire dispute between the Company and the Reinsurer shall be subject to arbitration as provided in this Article XXV.

25.06 The costs of the arbitration, including the fees of the arbitrators and the umpire, shall be borne equally unless the Arbiters and Umpire shall decide otherwise.

25.07 This Agreement shall be interpreted under the laws of Texas and the arbitration shall be governed and conducted according to the Texas General Arbitration Act.


                              ARTICLE XXVI
                              INTERMEDIARY

     Sedgwick Re, Inc. is hereby recognized as the Intermediary n e g o t iating this Agreement for all business hereunder. All c o mmunications, including notices, premium, return premiums, commissions, taxes, losses, loss adjustment expenses, salvages and loss settlements relating thereto shall be transmitted to the Company, General Agent or the Reinsurer through Sedgwick Re, Inc., 1501 Fourth Avenue Suite 1400, Seattle, Washington 98101. Payments by the Company and/or the General Agent to the Intermediary shall be deemed to constitute payments to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company and/or the General Agent only to the extent such payments are actually received by the Company and/or General Agent.

                              ARTICLE XXVII
                             SAVINGS CLAUSE

     If any law or regulation of any Federal, State or local Government of the United States of America, or the ruling of officials having supervision over insurance companies, should prohibit or render illegal this Agreement, or any portion thereof, as to risks or properties located in the jurisdiction of such authority, either the Company or the Reinsurer may upon written notice to the other suspend or abrogate this Agreement insofar as it relates to risks or properties located within such jurisdiction to such extent as may be necessary to comply with such law, regulations or ruling. Such illegality, shall in no way affect any other portion thereof, provided however, that the Reinsurer or Company may terminate or suspend this Agreement insofar as it relates to the business to which such law or regulation may apply.


                             ARTICLE XXVIII
                              MISCELLANEOUS

28.01 This Agreement has been made and entered into in the State of Texas and the Agreement shall be subject to and construed under the laws of the State of Texas. This Agreement shall be deemed performable at the Company's administrative office in Fort Worth, Texas, and it is agreed that the venue of any controversy arising out of this Agreement, or any breach thereof, shall be in Dallas County, Texas.

28.02 All notices required to be given hereunder shall be deemed to have been duly given by personally delivering such notice in writing or by mailing it, Certified Mail, return receipt requested, with postage prepaid. Any Party may change the address to which notices and other communications hereunder are to be sent to such Party by giving the other Party written notice thereof in accordance with this provision.

28.03 All acts and payments under this Agreement are performable and payable at the offices of the Company in Fort Worth, Tarrant County, Texas. The address of the Company, for the purpose of this Agreement, is 8200 Anderson Boulevard, Fort Worth, Texas, 76120. The address of the Reinsurer for the purposes of this Agreement is as set forth on the their applicable signature page executed by the Reinsurer in connection with this Agreement. The address of the General Agent for the purpose of this Agreement is in care of American Hallmark General Agency, Inc., 14651 Dallas Parkway, Suite 900, Dallas, Texas 75240.

28.04 This Agreement shall be binding upon the Parties hereto, together with their respective successors and permitted assigns. None of the Reinsurer, the General Agent or the Program Administrator may assign any of its rights or obligations under this Agreement without the prior written consent of the Company.

28.05 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

28.06 This Agreement may be amended, modified or supplemented only by a written instrument executed by all Parties hereto.

28.07 This Agreement is the entire agreement between the Parties and supersedes any and all previous agreements, written or oral, and amendments thereto.

28.08 A waiver by the Company, Reinsurer or General Agent of any breach or default by the other party under this Agreement shall not constitute a continuing waiver or a waiver by the Company or the Reinsurer of any subsequent act in breach or of default hereunder.

28.09 Headings used in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.

28.10 The Parties hereto intend all provisions of this Agreement to be enforced to the fullest extent permitted. Accordingly, should a court of competent jurisdiction or arbitration panel determine that the scope of any provision is too broad to be enforced as written, the Parties intend that the court or arbitration panel should reform the provision to such narrower scope as it determines to be enforceable under present or future law; such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

28.11 This Agreement is not exclusive and the Company reserves the right to appoint or contract with other reinsurers, agents and/or managing agents in the territory covered by this Agreement.

28.12 T h e Reinsurer or General Agent shall not insert any advertisement respecting the Company or the business to be written under this Agreement in any publication or issue any circular or paper referring to the Company or such business without first obtaining the written consent of the Company. The Reinsurer and/or General Agent shall establish and maintain records of any such advertising as required by Texas statute and regulation.

28.13 Policy cancellations at the Company's request will be made strictly subject to requirements imposed by the Company's underwriting rules and practices or the Reinsurer's underwriting rules and practices, as approved by the Company, and in compliance with applicable statutes and regulations and the applicable provisions contained in this Agreement and the pertinent Policy. Such cancellation authority shall be exercised only for causes inherent in the particular risk and shall not be construed as authority to make general or indiscriminate cancellations or replacement of the Policies with those of another Company, except upon specific written instructions from the Company. When directed by the Company, the Reinsurer and/or the General Agent will cancel any and all Policies produced by it for any reason the Company deems necessary.

28.14 This Agreement shall be interpreted in conformance with applicable Texas law and regulation. If it is found or ordered by a court or regulatory body that a term or provision of this Agreement does not conform to such law or regulation then this Agreement shall be deemed to be amended and modified in accordance with such law. However, where this Agreement is found not to comply with applicable law or regulation, the Company may in its sole discretion terminate this Agreement immediately and without prior notice.

28.15 The Company agrees that the Reinsurer and/or the General Agent shall have the right, with the approval of the Company, to determine the rates and prepare the rate filing for the Company to file during the term of this Agreement and during the term of the run-off.

                              ARTICLE XXIX
                         T.B.A. INSURANCE, INC.

29.01 The Company has contracted with TBA as its designated intermediate agent to perform certain duties on the Company s behalf and to issue certain checks on behalf of the Company in exchange for certain fees. The Reinsurer agrees that TBA is to bear no business, credit or insurance risk and can bear no liability whatsoever to the Reinsurer save liability for any actual fraud or violation of criminal law it commits, which has been finally determined by a court of competent jurisdiction after the exhaustion of any appeals. TBA shall receive all the protections from liability which are contained herein for the benefit of the Company.

                               ARTICLE XXX

         PARTICIPATION:  100% QUOTA SHARE REINSURANCE AGREEMENT
                       EFFECTIVE: January 1, 1997

This Agreement obligates the Reinsurer for 100% of the interests and liabilities set forth under this Agreement.

I N    W I TNESS  WHEREOF,  the  parties  hereto,  by  their  authorized representatives, have executed this Agreement as of the date first above mentioned:

In Midland, Michigan, this                  day of
                       , 1996.

                         DORINCO REINSURANCE COMPANY
                         Midland, Michigan


                         By_________________________________
                                   (signature)

                          ___________________________________
                                     (name)

                          ___________________________________
                                       (title)

     IN WITNESS WHEREOF, the Parties hereto by their respective duly authorized representatives have executed this Agreement as of the dates first above mentioned.

     DATED: ________________       STATE AND COUNTY MUTUAL FIRE

 INSURANCE COMPANY

                              BY:___________________________

                              ITS:__________________________


     IN WITNESS WHEREOF, the Parties hereto by their respective duly authorized representatives have executed this Agreement as of the dates first above mentioned.


     DATED: ________________       VAUGHN GENERAL AGENCY, INC.
                              BY: __________________________

                              ITS: _________________________


     IN WITNESS WHEREOF, the Parties hereto by their respective duly authorized representatives have executed this Agreement as of the dates first above mentioned.

     DATED: ________________       AMERICAN HALLMARK

         GENERAL AGENCY, INC.

                              BY: __________________________

                              ITS: _________________________